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                                                                     Exhibit 5.1

                                                              Direct Dial No.
                                                              (612) 492-7067
                                                              rranum@fredlaw.com

                                November 20, 2003



Buffalo Wild Wings, Inc.
1600 Utica Avenue South
Suite 700
Minneapolis, MN 55416

     RE:  REGISTRATION STATEMENT ON FORM S-1 - EXHIBIT 5.1

Gentlemen/Ladies

     We have acted as counsel for Buffalo Wild Wings, Inc. (the "Company") in connection with the Company's filing of a Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of 3,450,000 shares of common stock, including 450,000 shares subject to an over-allotment option which are being sold by the Company and certain selling shareholders of the Company (collectively, the "Shares").

     In connection with rendering this opinion, we have reviewed the following:

     1.   The Company's Articles of Incorporation, as amended;

     2.   The Company's Bylaws, as amended; and

     3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of Shares covered by the Registration Statement.

     Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

     1. The Company's Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

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November 20, 2003
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     2.   Upon the delivery and payment therefor in accordance with the terms of the Registration Statement and the Underwriting Agreement described in the Registration Statement, the Shares to be issued and sold by the Company will be validly issued, fully paid and nonassessable.

     3. The Shares to be sold by the selling shareholders named in the Registration Statement are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                                        Very truly yours,

                                                        FREDRIKSON & BYRON, P.A.

                                                        By /s/ Robert K. Ranum
                                                           ---------------------
                                                           Robert K. Ranum